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                                                                  EXHIBIT 11.1


CENFED FINANCIAL CORPORATION
COMPUTATION OF EARNINGS PER SHARE
QUARTER ENDED MARCH 31, 1997


                                                                                    PRIMARY              FULLY-DILUTED
                                                                                     BASIS                   BASIS
                                                                                   ----------              ----------
     Average Common Shares Outstanding, Before Stock Dividend..............         5,202,150               5,202,150
     Stock Dividend (10%)..................................................           520,215                 520,215
                                                                                   ----------              ----------
A    Average Common Shares Outstanding.....................................         5,722,365               5,722,365
                                                                                   ----------              ----------
     Common Stock Equivalents:
B         Average Stock Options Outstanding................................           556,876                 556,860
C         Average Option Exercise Price....................................            $11.80                  $11.80
                                                                                   ----------              ----------
D              Exercise Proceeds (B x C)...................................        $6,571,137              $6,570,948
                                                                                   ----------              ----------
E         Market Price in Period or at End of Period ......................            $24.94                  $26.59
                                                                                   ----------              ----------
F         Shares Repurchased Using Exercise Proceeds (D / E)...............           263,478                 247,121
                                                                                   ----------              ----------
G    Increase in Common Shares (B - F).....................................           293,398                 309,739
H    Unallocated Shares in Employee Stock Ownership Plan Trust.............           124,674                 124,674
                                                                                   ----------              ----------
I    Shares Outstanding and Equivalents (A + G - H)........................         5,891,089               5,907,430
                                                                                   ==========              ==========
J    Net Earnings for Period...............................................        $3,536,000              $3,536,000
                                                                                   ==========              ==========
     Earnings per Share (J / I)............................................             $0.60                   $0.60
                                                                                   ==========              ==========

     Market Price at March 31, 1997........................................                                    $29.25
                                                                                                           ==========